UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2021

MIRATI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9393 Towne Centre Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On March 26, 2021, the Board of the Company, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Shalini Sharp to the Board, effective immediately. In addition, Ms. Sharp was appointed to the Audit Committee of the Board (the "Audit Committee") and Compensation Committee of the Board (the "Compensation Committee"). Ms. Sharp’s term of office expires at the Company's 2021 annual meeting of shareholders or when her successor is duly elected and qualified, or her earlier resignation, removal or death.

In accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Policy”) attached as Exhibit 10.16 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2021, upon her appointment to the Board, Ms. Sharp received an initial grant consisting of a nonstatutory stock option to purchase shares of the Company's common stock ("Initial Option Grant") and a restricted stock unit award covering shares of the Company's common stock ("Initial RSU Grant"), whereby the Initial Option Grant and Initial RSU Grant shall together have an aggregate grant date fair value of $800,000, calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation, with the value split evenly between the Initial Option Grant and Initial RSU Grant. The Initial Option Grant will vest in a series of 36 substantially equal monthly installments, and the Initial RSU Grant will vest in a series of 3 substantially equal annual installments.

In accordance with the Policy, Ms. Sharp will also be entitled to receive a $45,000 annual cash retainer for service as a director, a $10,000 annual cash retainer for service as a member of the Audit Committee, and a $7,500 annual cash retainer for service as a member of the Compensation Committee, and will be eligible to receive additional equity compensation in the future. Ms. Sharp has entered into the Company’s standard form of indemnification agreement. The Company is not aware of any other transaction involving Ms. Sharp requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2021	Mirati Therapeutics, Inc.

	By:	/s/ Charles M. Baum
Charles M. Baum
President and Chief Executive Officer